SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2002

SAFEWAY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-00041 (Commission File Number)	94-3019135 (I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California 94588
(Address of principal executive offices) (Zip Code)

(925) 467-3000
(Registrants’ telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

DEBT OFFERING

         On July 16, 2002, we completed an underwritten offering of $480,000,000 aggregate principal amount of our 4.80% Notes Due 2007 (the “Notes”) under our registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2001 (File No. 333-55008), an abbreviated registration statement on Form S-3 filed with the Commission on July 11, 2002 (File No. 333-92270), a base prospectus dated February 12, 2001 and an accompanying prospectus supplement dated July 11, 2002 relating to our offer and sale of the Notes.

         The sale of the Notes was underwritten by Banc of America Securities LLC, Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Barclays Capital Inc., BNP Paribas Securities Corp. and BNY Capital Markets, Inc. pursuant to an underwriting agreement dated July 11, 2002. The terms and conditions of the Notes and related matters are set forth in the Indenture dated as of September 10, 1997, between us and The Bank of New York, as trustee, (the “Indenture”) and, pursuant to Sections 2.2 and 10.4 of the Indenture, the Officers’ Certificate filed as Exhibit 4.2 hereto.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)       The following exhibits are filed as part of this Report:

1.1	Underwriting Agreement, dated July 11, 2002, between Safeway Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., and BNY Capital Markets, Inc.

4.1	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 10, 1997)

4.2	Officers’ Certificate, dated as of July 16, 2002, pursuant to Sections 2.2 and 10.4 of the Indenture.

4.3	Form of 4.80% Note Due 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2002

SAFEWAY INC.

By:	/s/ Robert A. Gordon

Robert A. Gordon Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibits

1.1	Underwriting Agreement, dated July 11, 2002, between Safeway Inc. and Banc of America Securities LLC, Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., and BNY Capital Markets, Inc.

4.1	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K dated September 10, 1997)

4.2	Officers’ Certificate, dated as of July 16, 2002, pursuant to Sections 2.2 and 10.4 of the Indenture.

4.3	Form of 4.80% Note Due 2007.